Exhibit 99.1

Global Gold - Toukhmanuk Mine Profiled in Mining Journal

RYE, N.Y., July 5, 2011 (GLOBE NEWSWIRE) – Global Gold Corporation (OTCQB: GBGD) is pleased to note that in its July 2011 edition, the Mining Journal website published a profile of the Armenian mining sector highlighting several mining companies, including Global Gold Corporation and the Toukhmanuk mine.  The article, “Toukhmanuk Steers Global Success”, can be accessed on the company’s website at: http://www.globalgoldcorp.com/docs/20110601_ArmeniaMiningJournal_GBGDarticle.pdf .

A copy of the entire Mining Journal Armenia supplement can be found at http://www.mining-journal.com/supplements/mj-armenia-supplement-0711 as well as on Global Gold Corporation’s website www.globalgoldcorp.com.

Global Gold Corporation www.globalgoldcorp.com is an international gold mining, development, and exploration company with offices and mining properties in Armenia and Chile. The Company is committed to building shareholder value and maintaining social and environmental responsibilities.

Contact:
Drury J. Gallagher
Global Gold Corporation
International Corporate Center at Rye
555 Theodore Fremd Avenue, Suite C208
Rye, New York 10580
Tel:  914-925-0020
Fax: 914-925-8860
ggc@globalgoldcorp.com

www.globalgoldcorp.com

Source: Global Gold Corporation